EXHIBIT 10.42(a)

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”), dated and effective as of June 1, 2004 is entered by and between IMAGE ENTERTAINMENT, INC., a California corporation (“Image”), and MARTIN W. GREENWALD, an individual  (“Executive”), with respect to that certain Employment Agreement (the “Agreement”), dated April 1, 2004 by and between Image and Executive.

The following shall amend the Agreement in effect with Executive as and to the effect set forth herein.  Except as modified by this Amendment, the Agreement with MARTIN W. GREENWALD remains in full force and effect.  Capitalized terms used herein and not otherwise defined shall have the same meaning as in the Agreement.

1.                                       The Table in Paragraph 3(a) “Base Salary” is hereby deleted in its entirety and replaced with the following:

Period	Annual Rate

Year ending on the first anniversary of the date hereof	$529,657	per year

Year ending on the second anniversary of the date hereof	$556,140	per year

Year ending on the third anniversary of the date hereof	$583,947	per year

IN WITNESS WHEREOF, this Amendment No. 1 was executed as of the date first written above.

ACCEPTED AND AGREED:

IMAGE ENTERTAINMENT, INC.:

By:	/s/ Ira Epstein
Ira Epstein, Esq.
Chairman, Compensation Committee of the Board of Directors

MARTIN W. GREENWALD:

By:	/s/ Martin W. Greenwald
Martin W. Greenwald